EXECUTIVE EMPLOYMENT AGREEMENT

THIS EXECUTIVE EMPLOYMENT AGREEMENT (this “Agreement”) is made by and between ZALDIVA, INC, a Nevada corporation, having principal business offices at 331 East Commercial Blvd., Ft. Lauderdale, Florida 33334, (hereinafter the “Company”) and JEFFREY POLLITT, an individual resident of the State of Florida (hereinafter “Executive”), and is effective as of March 29, 2012, (the “Effective Date”).

RECITALS:

WHEREAS, the Company desires to retain Executive to serve as the Chief Executive Officer (“CEO”) of the Company, and Executive desires to serve as CEO of the Company, upon the terms and subject to the conditions hereinafter set forth in this Agreement;

NOW, THEREFORE, in consideration of the mutual promises, covenants and conditions contained herein, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.

APPOINTMENT AS CEO. The Company hereby employs Executive as the CEO of the Company, and Executive hereby accepts and agrees to such employment, upon the terms and subject to the conditions set forth in this Agreement.

2.

TERM.  Executive’s employment with the Company shall commence on the Effective Date and shall continue until the close of business on March 29, 2013 (the “Initial Term”), provided that on the first anniversary of the Effective Date, the term of the Executive’s employment hereunder will be automatically extended for an additional period of one year (each a “Subsequent Term”) unless either the Executive or the Company has given written notice to the other that such extension will not occur (a “Non-Renewal Notice”), which notice was given not less than sixty (60) days prior to the relevant anniversary of the Effective Date.  The Initial Term and any Subsequent Term are referred to herein collectively as the  “Term”.

3.

EXECUTIVE’S DUTIES.   As CEO, (i) Executive’s responsibilities will include the duties set forth on Exhibit A and such other duties as determined by the Company’s Board of Directors (the “Board”); (ii) all of Executive's powers and authority in any capacity shall at all times be subject to the reasonable direction and control of the Board; (iii) the Board may assign to Executive such duties for the Company or any, subsidiaries or affiliate as are consistent with Executive's status as CEO; and (iv) Executive shall devote his full business time, attention and energies as is necessary to competently and diligently fulfill his duties as CEO under this Agreement. During the Term it shall not be a violation of this Agreement for the Executive to (i) serve on corporate, civic or charitable boards or committees, but only with the Board’s prior written consent, which shall not be unreasonably withheld; (ii) manage personal investments and engage in other business activities, so long as the activities described in items (i) and (ii) do not, individually or in the aggregate, interfere with the performance of the Executive’s responsibilities as an employee of the Company in accordance with this Agreement.  It is expressly understood and agreed that to the extent that any such activities have been conducted by the Executive before the date hereof and have been disclosed in writing on the attached EXHIBIT B, the continued conduct of such activities in the same manner after the date hereof shall not thereafter be deemed to interfere with the performance of the Executive's responsibilities to the Company.  Executive agrees to perform the duties attendant to Executive’s position, and such other duties as may be assigned from time to time, diligently, faithfully and at all times in the best interests of the Company. Executive further agrees that during Executive’s employment with the Company, Executive will not engage in discussions with a view toward, make application, plans or preparations, to form, to establish, to set up, or to become employed by, a Competitive Business.

4.

WORKING FACILITIES.  Executive will throughout the Term be furnished with such facilities reasonably required for the performance of his duties under this Agreement and consistent with those provided to other members of senior management of the Company.  Executive’s office will be located at the Company’s principal business offices.

5.

COMPENSATION.  For and with respect to all services rendered by Executive under this Agreement, and subject always to the terms and conditions hereof, Executive will be entitled to receive the following compensation:

a.

SALARY.  Executive will be entitled to receive a salary (the “Salary”) calculated at the rate of $120,000.00 per annum.  Executive's Salary shall be paid in equal, periodic installments, in accordance with the Company's normal payroll procedures and shall be subject to withholding taxes and other normal payroll deductions.  Executive’s Salary rate will be reviewed annually and may be increased at the Company’s sole discretion; provided, however the Salary rate applicable for any particular year of the Company during the Term will be not less than the Salary rate applicable with respect to the immediately preceding year of the Company.

6.

BENEFITS.

a.

INSURANCE AND RETIREMENT BENEFITS.  Executive will be entitled to participate in all employee benefit plans and programs which the Company may from time to time make available to its executive employees or senior management generally (whether under any plan or program now in place or hereafter established by the Company) on the same basis as such other executives or senior management of the Company.

b.

SICK LEAVE.  Executive will be allowed paid sick leave per each fiscal year of the Company during the Term in accordance with such policy or policies as the Company may establish from time to time for its senior management.  However, sick leave not used in any fiscal year or portion thereof during the Term will not be rolled over to subsequent fiscal years and there shall be no pay in lieu of sick leave, and no pay for any accrued but unused sick leave in the event of termination.

c.

BUSINESS DUES AND MEETINGS.  The Company will during the Term pay for reasonable expenses incurred by Executive to attend conferences, conventions, events, seminars and other similar business development activities, so long as such expenses are reasonably required to assist Executive in performing his duties to the Company under this Agreement and have been pre-approved by the Company’s CEO in accordance with the Company’s customary policies and procedures.

d.

VACATIONS.  Executive will be entitled to two (2) weeks of paid vacation per each calendar year during the Term, prorated for partial years; provided, however, that vacation time which is not used by Executive will not be accrued or rolled over to subsequent calendar years and there shall be no pay in lieu of unused vacation time, and no pay for any accrued but unused vacation time in the event of termination.  Attendance at business meetings and conferences and sick time, will not be construed as vacation time.  Vacation shall be taken by Executive at times Executive reasonably believes would not adversely impact the business of the Company.

e.

IRC SECTION 409A COMPLIANCE.   If the Company or Executive reasonably determines that any compensation or benefits payable pursuant to this Agreement may be subject to Section 409A of the Internal Revenue Code (“Section 409A”), the Company and Executive shall work together to adopt such amendments to this Agreement or adopt other policies or procedures (including amendments, policies and procedures with retroactive effect), or take any other commercially reasonable actions necessary or appropriate to (i) exempt the compensation and benefits payable under this Agreement from Section 409A and/or to preserve the intended tax treatment of the compensation and benefits provided with respect to this Agreement or (ii) comply with the requirements of Section 409A.

7.

TERMINATION OF EMPLOYMENT.  The Term, and Executive’s employment hereunder, may be terminated as hereinafter set forth in this Section 7:

(a)

If Executive dies during the Term, this Agreement shall thereupon terminate and the Company shall have no further liability to Executive, his heirs, personal representatives, successors or assigns under this Agreement, other than accrued but unpaid Salary and reimbursement for business expenses incurred prior to the date of termination that are otherwise reimbursable as described in the provisions of this Agreement.

(b)

The Company, by notice to Executive, may terminate this Agreement if Executive shall fail because of illness, disability or incapacity to render, for two (2) consecutive months, or for sixty (60) days during any twelve (12) month period, services of the character contemplated by this Agreement. Upon termination in accordance with this Section 7(b), the Company shall have no further liability to Executive under this Agreement, other than for accrued but unpaid Salary and reimbursement for business expenses incurred prior to the date of termination that are otherwise reimbursable as described in this Agreement.  Notwithstanding such termination, the provisions of Section 7 of this Agreement shall survive.

(c)

Executive shall have the right to terminate his employment under this Agreement for Good Reason (as hereinafter defined) or for no reason at all, at any time by providing the Company with not less than thirty (30) days’ advance written notice to the Company and, upon the effective date of such termination, the Company shall have no further obligation to pay to, or continue to pay to Executive those amount set forth in Section 5, with the exception of such amounts as have been earned prior to such effective date. For purposes of this Agreement, “Good Reason” shall mean: (i) any material breach of this Agreement by the Company if the Executive has provided the Company with written notice of the breach and the Company has not cured such breach within thirty (30) days from receipt of such notice; or (ii) without the Executive’s express written consent, any material reduction by the Company of the Executive's duties as CEO of the Company.

(d)

In addition to any other rights or remedies available to the Company during the Term, in its sole discretion the Company may terminate Executive’s employment for “Cause” (as hereinafter defined) effective immediately upon delivery of written notice to Executive.  As used herein, “Cause” means the occurrence during the Term of any of the following events: (i) the Board’s determination that Executive has materially neglected, failed or refused to render the Services or perform any other of his duties or obligations in or under this Agreement or pursuant to a lawful directive of the Board (after thirty (30) days following written notice from the Board specifying such material violation, in reasonable detail, and Executive’s failure to cure or remedy such material violation within such thirty (30) day period); (ii) Executive’s violation of any provision of or obligation under this Agreement (after thirty (30) days following written notice from the Committee specifying such material violation, in reasonable detail, and Executive’s failure to cure or remedy such material violation within such thirty (30) day period); (iii) Executive’s conviction for, or entry of a plea of no contest with respect to, any felony, or other crime that adversely affects the ability of Executive to provide the Services;  (iv) falsification of records or documents or any other act of Executive involving fraud, theft, dishonesty, or illegality that affects the Company or any of its affiliates or customers; or (v) failure of Executive to keep personal issues outside the work environment.

8.

RIGHTS ON TERMINATION. If Executive’s employment under this Agreement is terminated (1) by the Company with Cause, (2) by reason of Executive’s death or disability, or (3) by Executive without Good Reason, then all further rights of Executive to employment and compensation and benefits from the Company under this Agreement will cease, except that Executive shall be entitled to receive and the Company shall be obligated to pay Executive the following:

a.

all accrued but unpaid Salary (if any) earned by Executive through the effective date of termination of his employment hereunder;

b.

all unpaid reimbursable expenses due to Executive under this Agreement as of the effective date of termination of his employment hereunder, subject to Executive’s compliance with the Company’s expense reimbursement policies;

c.

all unpaid benefits (or an amount equivalent thereto) that have been earned by or vested in Executive under, and subject to the terms of, the employee benefit plans or arrangements of the Company in which Executive participated through the effective date of termination of his employment hereunder; and

d.

an amount equal to all unused vacation pay which shall have accrued hereunder for and with respect to the fiscal year in which the effective date of termination of Executive’s employment hereunder falls.

Except as otherwise provided below, any amount due under Subsections (a) and (b) of this Section will be paid in the same manner and on the same date(s) as would have occurred if

Executive’s employment under this Agreement had not ceased. Any amount due under Subsection (d) of this Section will be paid in accordance with the terms of the employee benefit plans or arrangements under which such amounts are due to Executive. Any amount due under Subsection (c) of this Section will be paid in accordance with the terms of the Company’s policies, practices, and procedures regarding reimbursable expenses.

9.

RESTRICTIVE COVENANTS.

a.

DEFINITIONS.

As used in this Agreement, the terms below shall have the following meanings:

(i) “Affiliate” with respect to any Person means any Person which, directly or indirectly, through one or more intermediaries, controls the subject Person or any Person which is controlled by or is under common control with a Controlling Person.  For purposes of this definition, “control” (including the correlative terms “controlling”, “controlled by”  and “under common control with”), with respect to any Person, means possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.  Additionally, in the case of any individual, an Affiliate shall include any immediately family members of such individual.

(ii) “Person” shall mean any corporation, governmental authority, individual, partnership, limited liability company, trust or any other entity.

(iii)  “Restricted Period” shall mean for so long as Executive is employed by the Company and for a period of two (2) years thereafter.

(iv)  “Competitive Business” shall mean any company in the business of conducting B2B and B2P ecommerce PC and mobile transactions related to general and specialized services.

b.

AGREEMENT NOT TO COMPETE.  Executive agrees that during the Restricted Period neither Executive nor any of his Affiliates shall, directly or indirectly (whether as a sole proprietor, partner, stockholder, independent contractor, lender, principal, agent, investor, consultant or in any other capacity whatsoever):  (A) establish, operate, organize, own, engage in or otherwise participate in or carry on any Competitive Business in the United States; (B) in any manner become associated with or financially interested in any Competitive Business within the United States; or (C) provide management, consulting or any similar services to any Competitive Business within the United States, provided, however, that nothing herein shall prohibit Executive from owning, as a passive investor, not more than 5% of the outstanding publicly traded securities of any entity so engaged.

c.

AGREEMENT NOT TO SOLICIT.  Executive shall not, during the Restricted Period, individually or jointly with others, either directly or indirectly, for himself, or through, on behalf of or in conjunction with any Person:

(i)

contact, solicit, attempt to contact or solicit, or communicate with in any manner (regardless of the party that initiates such communications), any customer or talent of the Company or with whom or with which the Company has a relationship, with which Executive has had material contact on behalf of Company, for the purpose of selling, marketing or promoting any products or services competitive with those offered by the Company, or with the purpose of, or having the effect of, causing such Person to not to do business with the Company or curtail or terminate their business relationship with the Company; or enter into any type of a business relationship with a customer of the Company involving any products or services competitive with those offered by the Company; or

(ii)

contact, solicit, attempt to contact or solicit, or communicate with in any manner (regardless of the party that initiates such communications), any person employed by Company or that had been employed by the Company during the six (6) month period immediately preceding such communication for the purpose, or with the intent of, or having the effect of, enticing him or her away from, or interfering with, the employ of Company for any reason; or employ, retain or contract with in any manner, for any purpose, any person employed by Company or that had been employed by the Company during the six (6) month period immediately preceding such employment or retention.

d.

NO EMPLOYMENT WITH CUSTOMER OR SERVICE PROVIDER.  Executive shall not, during the Restricted Period, either directly or indirectly, become employed, retained or engaged by any customer or service provider with which the Company conducts business at the time Executive’s employment with Company is terminated.

e.

ENFORCEMENT.  If Subsections 9. b., c. or d of this Agreement, as applied to Executive or any other Person, is adjudged by a court to be invalid or unenforceable, in whole or in part, the same will in no way affect any other provision of those Subsections or any other part of this Agreement, the application of that provision in any other circumstances or the validity or enforceability of this Agreement.  If any provision, or any part of any provision, is held to be unenforceable because of the duration of the provision or the area covered by the provision, the parties agree that the court making such determination will have the power to reduce the duration and/or area of the provision to the longest permissible duration and largest permissible area, and/or to delete specific words or phrases, and in its reduced form Subsections 9. b., c. or d. will then be enforced.   It is agreed by the parties hereto that the restrictions set forth in this Section 9 are reasonable and necessary to protect the goodwill of the Company, and the Company’s legitimate business interests.  Further, Executive specifically acknowledges that (i) the non-competition and other restraints set forth in this Agreement are reasonable in scope and content, not over broad, undue in duration, or otherwise unreasonable in view of the need to protect the goodwill and legitimate business interests of the Company. Because the Company will be irreparably damaged if the provisions of this Agreement are not specifically enforced, the Company shall be entitled to a temporary or permanent injunction restraining any violation or threatened violation of this Agreement, or any other appropriate decree of specific performance, without the necessity of showing any actual damage or that monetary damages would not provide an adequate remedy.  Such remedies shall not be exclusive and shall be in addition to any other remedy which the Company may have as a result of any such violation. Nothing contained in this Section shall be construed as prohibiting the Company from pursuing all other remedies available to them for a breach of the provisions of this Agreement.

10.

NON-DISCLOSURE OF CONFIDENTIAL INFORMATION.

a.

Executive acknowledges and admits that:

(i)

During the course of Executive’s employment with the Company, Executive will obtain, have access and be privy to information important to the Company's business, which information Executive hereby acknowledges and agrees to be confidential.  Such Confidential Information includes information which qualifies as Trade Secret information and also may include information which does not qualify as Trade Secret Information, but which is nonetheless hereby agreed by the parties to be proprietary, confidential, and subject to the contractual protections of this Agreement.  Such Confidential Information includes, but is not limited to: Customer and Supplier Information: the names, addresses, and phone numbers of Company’s customers, prospective Customers (collectively referred to herein as “Customers” and defined herein as all individual and commercial customers that Company sells or actively solicits to sell the goods and services provided by Company), and the Company’s suppliers and all other confidential information relating to those Customers and suppliers, including any other information relating to Company's Customers and suppliers that has been obtained or made known to Executive solely as the result of Executive performing his services for Company; Marketing Information: such as Company's marketing methods, materials, and strategies; Financial Information: such as profitability of Company, pricing information, cost information, sales figures, sales reports, compensation paid to Company’s contractors, talent, employees, accounting/financial records (including, but not limited to, balance sheets, profit and loss statements, tax returns, payable and receivable information, bank account information and other financial reporting information); Technical Information: such as designs, methods, formulae, compositions, processes, discoveries, computer programs, and similar items, inventions (whether or not patentable), works of authorship, copyrighted materials created by or for the benefit of Company; and Operations and Strategic Information: such as the existence and content of business plans, strategy plans, future plans, matters of a business nature such as information about Company’s files, internal memoranda, personnel policies, payroll, terms of employment.

(ii)

The Company will suffer substantial damage which will be difficult to compute if, during the period of his employment with the Company or thereafter, Executive should enter a business competitive with the Company or communicate, publish, disclose, divulge, use or authorize anyone else to communicate, publish, disclose, divulge or use, any Confidential Information.

(ii)

Such Customer and Supplier, Marketing, Financial, Technical, Operations and Strategic Information are hereinafter collectively referred to as “Confidential Information.”  Executive acknowledges that such Confidential Information and Trade Secrets are worthy of protection and are the sole property of the Company, and that the provisions of this Agreement are reasonable and necessary for the protection of the business of the Company.

b.

(i)

Executive agrees that during his employment and for three (3) years following the termination of that employment, Executive shall not divulge or make use of any Confidential Information, directly or indirectly, personally or on behalf of any other person, business, corporation, or entity without prior written consent of the Company.  This covenant is not intended to, and does not, limit in any way the rights and remedies provided to the Company under common or statutory law. The Company’s Trade Secrets are also protected by law in addition to this Agreement.

(ii)

In the event Executive is required to disclose any such information by court order, subpoena or other government process, then Executive shall promptly, but in no event more than three (3) business days after learning of such subpoena, court order, or other government process, notify, by personal delivery or by electronic means, confirmed by mail, the Company and, at the Company's expense, Executive shall:  (a) take all reasonably necessary and lawful steps required by the Company to defend against the enforcement of such subpoena, court order or other government process, and (b) permit the Company to intervene and participate with counsel of its choice in any proceeding relating to the enforcement thereof.

(iii)

To further safeguard both the Confidential Information and the business relationships of the Company, Executive acknowledges and admits that the Customer, Supplier, Marketing, Financial, Technical, Operations and Strategic Information as set out in Paragraph 7 above: (A) is provided in confidence, and (B) as between Company and Executive shall constitute “Trade Secrets” (as defined in the Uniform Trade Secrets Act as adopted in, and/or as defined by the common law of, the applicable jurisdiction) of Company, and (C) that the sale or unauthorized use or disclosure of any of Company’s Trade Secrets as herein defined and obtained by Executive during his employment with Company constitutes unfair competition.  Executive promises not to engage in any unfair competition with Company.

c.

Executive agrees that in order to safeguard both the Confidential Information and the business relationships of the Company, Executive agrees as follows: all equipment, notebooks, documents, memoranda, reports, files, samples, books, correspondence, mailing lists, calendars, card files, contact lists and information, keys, identification cards, credit cards, and all other written, electronic and graphic records affecting or relating to the business of Company, regardless of the medium in which such information is stored shall be and remain the sole and exclusive property of Company.  Executive agrees not to remove any things or documents from Company's premises at any time unless those things or documents are necessary to those duties which the Executive must perform outside of Company's premises.  In the event of termination of employment with Company for any reason, Executive shall promptly deliver to Company all equipment, notebooks, documents, memoranda, reports, files, samples, books, correspondence, mailing lists, calendars, card files, contact lists and information, all other written, electronic and graphic records relating to Company's business, or any other property of Company in the possession or under control of Executive.  Executive shall not maintain any copy or other reproduction whatsoever, electronic or graphic, of any of the items described in this section after the termination of such employment; provided, however, subject to Executive’s obligations under this Section 4, that Executive shall be entitled to retain copies of such documents reasonably necessary to document his personal financial relationship (both past and future) with the Company.

d.

The obligations under this Section 10 shall not apply to Confidential Information or other information that (i) was publicly known and made generally available in the public domain prior to the time of disclosure by the Executive through no action or inaction of the Executive; or (ii) was permitted to be disclosed by written authorization of the Company.

e.

The provisions of this Section 10 shall survive the termination of this Agreement for any reason.

11.

INVENTIONS, IDEAS, PROCESSES, AND DESIGNS.  All inventions, ideas, processes, programs, software, and designs (including all improvements) (i) conceived or made by the Executive during the course of and prior to his employment with the Company (whether or not actually conceived during regular business hours) and for a period of six months subsequent to the termination or expiration of such employment with the Company and (ii) related to the business of the Company, shall be the sole and exclusive property of the Company.  An invention, idea, process, program, software, or design including an improvement shall be deemed related to the business of the Company if (a) it was made with the Company’s equipment, supplies, facilities, or Confidential Information, (b) results from work performed by the Executive for the Company, or (c) pertains to the current business or demonstrably anticipated research or development work of the Company.  The Executive shall cooperate with the Company and its attorneys in the preparation of patent and copyright applications for such developments and, upon request, shall promptly assign all such inventions, ideas, processes, and designs to the Company.  The decision to file for patents or copyright protection or to maintain such development as a trade secret shall be in the sole discretion of the Company, and the Executive shall be bound by such decision.  The Executive shall provide as a schedule to this Agreement, a complete list of all inventions, ideas, processes, and designs, if any, patented or unpatented, copyrighted or non-copyrighted, including a brief description, which he made or conceived prior to his employment with the Company and which therefore are excluded from the scope of this Agreement.

12

REPRESENTATIONS AND WARRANTIES; CONFLICTS OF INTEREST.

a.

Executive hereby represents and warrants that by entering into this Agreement and performing the services and duties required hereunder for the Company, Executive is not and will not be interfering with, violating, or in conflict with any agreement, commitment, promise, duty, obligation or representation by which Executive is bound, including without limitation, (i) any obligation to maintain confidentiality of any information acquired by Executive prior to the date of this Agreement, and (ii) any obligation to refrain from competing with any present or former client or employer of Executive, or its agents, subsidiaries, affiliates or other third parties.

b.

Executive acknowledges and agrees that Executive shall not solicit, contact or in any way interfere with any former employer’s relationship with such former employer’s customers.  Additionally, Executive acknowledges and agrees that Executive has not, and will not, disclose or use any of such former employer’s confidential information in connection with Executive’s employment hereunder.  Executive agrees not to make any disparaging remarks regarding its former employer or any of its shareholders, officers or directors.

c.

Executive shall not, in performing services for the Company use any materials, documents or information of a former employer or other third party that are not generally available to the public, or that were not learned or received by Executive on a non-confidential basis from a party lawfully entitled to possess and disclose such information, unless written authorization has been obtained from the owner for such possession and use.  Executive further represents, warrants and covenants that Executive has not entered into and will not enter into any oral or written agreement which in any way is or will be in conflict with this Agreement.

d.

While employed by the Company, the Executive shall not, directly or indirectly, unless approved in writing by the Board of Directors, which approval shall not be unreasonably withheld, conditioned or delayed:

(i)

participate as an individual in any way in the benefits of transactions with any of the Company’s suppliers, independent contractors or Customers, including, without limitation, having a financial interest in the Company’s suppliers, independent contractors or Customers, or making loans to, or receiving loans, from, the Company’s suppliers,  independent contractors or Customers; provided, however, that nothing herein shall prohibit Executive from owning, as a passive investor, not more than 5% of the outstanding publicly traded securities of any entity so engaged.

(ii)

realize a personal gain or advantage from a transaction in which the Company has an interest or use information obtained in connection with the Executive’s employment with the Company for the Executive’s personal advantage or gain; or

(iii)

accept any offer to serve as an officer, director, partner, consultant, manager with, or to be employed in a technical capacity by, a person or entity which does business with the Company.

e.

As used in Section 12, the Company also includes its Affiliates.

13.

MISCELLANEOUS.

a.

SEVERABILITY.  The terms of this Agreement are severable such that, if any term or provision is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of the provisions shall continue to be valid and enforceable.

b.

GOVERNING LAW; FORUM.  This Agreement shall be interpreted and construed in accordance with the laws of the State of Florida.

c.

JURISDICTION AND VENUE.  The parties acknowledge that a substantial portion of the negotiations, anticipated performance and execution of this Agreement occurred or shall occur in Broward County, Florida.  Any civil action or legal proceeding arising out of or relating to this Agreement shall be brought in the courts of record of the State of Florida, in Broward County or the U.S. District Court, Southern District of Florida, Broward Division.  Each party consents to the jurisdiction of such court in any such civil action or legal proceeding and waives any objection to the laying of venue of any such civil action or legal proceeding in such court.  Service of any court paper may be affected on such party by mail, as provided in this Agreement, or in such other manner as may be provided under applicable laws, rules of procedure or local rules.

d.

WAIVER.  No delay or failure to enforce any provision of this Agreement shall constitute a waiver or limitation of rights enforceable under this Agreement.

e.

NON-ASSIGNABLE.  Neither party may assign his or its rights or delegate his or its obligations under this Agreement without the prior written consent of each other party to this Agreement.  Notwithstanding the foregoing, the covenants, terms and provisions set forth herein shall inure to the benefit of and be enforceable by the Company, its successors, assigns and successors in interest, including, without limitation, any corporation with which the Company may be merged or by which it may be acquired.

f.

BINDING EFFECT.  All of the terms and provisions of this Agreement shall be binding upon, inure to the benefit of, and be enforceable by the parties and their respective administrators, executor, legal representative, heirs, successors and permitted assigns whether so expressed or not.

g.

ENFORCEMENT COSTS.  If any civil action or other legal proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any provision of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys’ fees, court costs and all expenses (including, without limitation, all such fees, costs and expenses incident to appellate, bankruptcy and post-judgment proceedings), incurred in that civil action or legal proceeding, in addition to any other relief to which such party or parties may be entitled.  Attorneys’ fees shall include, without limitation, paralegal fees, investigative fees, administrative costs, and all other charges billed by the attorney to the prevailing party.

h.

COUNTERPARTS.  This Agreement may be executed by the parties hereto in any number of counterparts, including by facsimile or electronic signature included in an Adobe PDF file, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.  The execution of counterparts shall not be deemed to constitute delivery of this Agreement by a party until the other party has also executed and delivered his/its counterparts.

i.

NOTICES.  All notices, requests, demands, applications, services of process and other communications are required to be or may be given under this Agreement shall be deemed to have been duly given if sent by reputable overnight courier (such as FedEx) or personally delivered, or mailed via certified first class mail, postage prepaid, return receipt requested, to the parties hereto at the following address:

To the Company:

             ZALDIVA, INC.

331 East Commercial Blvd.

Ft. Lauderdale, Florida  33334

To Executive:

JEFFREY POLLITT

___________________________________

___________________________________

___________________________________

or to such other address as any party shall furnish to the other by notice given in accordance with this Section.

j.

HEADINGS.  This section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

k.

CONSTRUCTION.  All references in this Agreement to Articles, Sections, Subsections, Paragraphs, Subparagraphs, Schedules and Exhibits are to articles, sections, subsections, paragraphs, subparagraphs, schedules and exhibits in or to this Agreement, unless otherwise expressly specified.  The words “hereof”, “hereunder”, and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provisions of this Agreement.  The term “including” is not limiting and means “including without limitation”.  In the computation of periods of time from a specified date to another specified date, the word “from” means “from and including”, the words “to” and “until” each mean “to but excluding” and the word “through” means “to and including”.

l.

COUNSEL.  Each party acknowledges that he/it has carefully read all of the terms of this Agreement, that he/it has been represented by counsel of his/its choosing, that the terms have been fully explained to him/it and that he/it understands the consequences of each and every term.

m.

ENTIRE AGREEMENT; MODIFICATION.  This Agreement constitutes the entire understanding of the parties hereto regarding the subject matter hereof and supersedes any and all prior or contemporaneous representations or agreements, whether written or oral, between the parties regarding the subject matter hereof, and cannot be changed or modified unless in a writing signed by the parties hereto.

[Signatures appear on the following page]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

COMPANY:

ZALDIVA, INC.

a Nevada corporation

By:

_/s/ Jeffrey Pollitt __________________

Title:

____President_______________________

JEFFREY POLLITT

__/s/ Jeffrey Pollitt ___________________